UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Consent Solicitation Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Check the appropriate box:

[X]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[ ]	Soliciting Material Under Rule 14a-12

MATEON THERAPEUTICS, INC.

(Name of Registrant As Specified In Charter)

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MATEON THERAPEUTICS, INC.

23937 Agoura Road, Suite 107

Agoura Hills, CA 91301

NOTICE OF CONSENT SOLICITATION

Mateon Therapeutics, Inc., a Delaware corporation (the “Company”), is soliciting your consent (the “Consent Solicitation”) and furnishing the accompanying Consent Solicitation Statement (the “Consent Solicitation Statement”) to the holders (“Stockholders”) of shares of its common stock, par value $0.01 per share (“Common Stock”) and Series A Convertible Preferred Stock, par value $0.01 per share (“Preferred Stock”) to approve the following actions (collectively, the “Corporate Actions”):

(1)	approval to change the name of the Company to “Oncotelic, Inc.” and to change the Company’s ticker symbol (the “Name Change”);

(2)	approval of an amendment to the Company’s Amended and Restated 2015 Equity Incentive Plan (the “2015 Plan”) to increase the number of shares of Common Stock available for issuance from 7.25 million shares to 27.25 million shares, and increasing the maximum number of stock awards that may be issued in any fiscal year from 500,000 to 1,000,000 shares (the “Plan Amendment”);

(3)	approval of an increase in the authorized number of shares of Common Stock from 150,000,000 to 750,000,000 (the “Capital Increase”); and

(4)	approval of an amended and restated certificate of incorporation for the Company (the “Amended and Restated Certificate”) to give effect to the Name Change, Capital Increase and forum selection provision.

In order to save the expense associated with holding a special meeting of our Stockholders, the Board of Directors has elected to seek your written consent (“Written Consent”) as a Stockholder in accordance with Section 228 of the Delaware General Corporation Law to approve the Corporate Actions.

Our Board of Directors has fixed the close of business on May 20, 2020 as the record date (the “Record Date”) for the Consent Solicitation. Only Stockholders of record of our Common Stock and Preferred Stock at the close of business on that date are entitled to notice of and to provide consent to the Corporate Actions as set forth in this Notice of Consent Solicitation.

This Notice of Consent Solicitation is being issued by the Company and is intended to be mailed on or about [●], 2020. We are not holding a meeting of Stockholders in connection with this Consent Solicitation. The Consent Solicitation Statement on the following pages further describes the Corporate Actions being presented to our Stockholders for consent. Our Board of Directors recommends that you consent to the approval of the Corporate Actions by marking the box entitled “FOR” and return the consent, which is attached as Annex B to this Consent Solicitation Statement, in the enclosed envelope (or by telephone or via the Internet) as soon as possible.

Your vote is important. The accompanying Consent Solicitation Statement explains the Consent Solicitation and the Corporate Actions to be voted on in more detail. Please read this Consent Solicitation Statement carefully.

Dated: [●], 2020

By Order of the Board of Directors,

/s/ VUONG TRIEU
Vuong Trieu
Chief Executive Officer and President

MATEON THERAPEUTICS, INC.

23937 Agoura Road, Suite 107

Agoura Hills, CA 91301

CONSENT SOLICITATION STATEMENT

In this Consent Solicitation Statement, we refer to Mateon Therapeutics, Inc., a Delaware corporation, as the “Company”, “we”, “us” or “our”.

Our Board of Directors (the “Board”) is furnishing this Consent Solicitation Statement to holders (“Stockholders”) of our common stock, par value $0.01 per share (“Common Stock”) and Series A Convertible Preferred Stock, par value $0.01 per share (“Preferred Stock”) to approve the following corporate actions (collectively, the “Corporate Actions”):

(1)	approval to change the name of the Company to “Oncotelic, Inc.” (the “Name Change”);

(2)	approval of an amendment to the Company’s Amended and Restated 2015 Equity Incentive Plan (the “2015 Plan”) to increase the number of shares of Common Stock available for issuance from 7.25 million shares to 27.25 million shares, and increasing the maximum number of stock awards that may be issued in any fiscal year from 500,000 to 1,000,000 shares (the “Plan Amendment”);

(3)	approval of an increase in the authorized number of shares of Common Stock from 150,000,000 to 750,000,000 (the “Capital Increase”); and

(4)	approval of an amended and restated certificate of incorporation for the Company (the “Amended and Restated Certificate”) to give effect to the Name Change, Capital Increase and forum selection provision.

Purpose of this Consent Solicitation Statement

In order to eliminate the time and costs involved in holding a special meeting, our Board elected to seek approval of the Corporate Actions by written consent. Under the Delaware General Corporate Law, we are permitted to secure the approval of the Corporate Actions by written consent of our Stockholders.

Who May Consent

Written Consents are being solicited from Stockholders of record as of May 20, 2020, the record date set in connection with this Consent Solicitation Statement (the “Record Date”). Holders of our Common Stock and Preferred Stock as of the Record Date are receiving this Consent Solicitation Statement and attached form of Written Consent and are entitled to consent to the Corporate Actions.

Stockholders who wish to consent to the Corporate Actions must return the attached form of Written Consent either by mail or the Internet on or before 5:00 P.M., Pacific Time on [●], 2020 (the “Expiration Date”). The Company expects that this Consent Solicitation will end immediately upon receipt of a sufficient number of written consents to approve the Corporate Actions set forth herein. The Company reserves the right (but is not obligated) to accept any Written Consent received by any other reasonable means or in any form that reasonably evidences the giving of consent to the approval of the Corporate Actions. The Company expressly reserves the right, in its sole discretion and regardless of whether any of the conditions of the Consent Solicitation have been satisfied, subject to applicable law, at any time prior to Expiration Date to (a) terminate the Consent Solicitation for any reason, including if the consent of Stockholders holding a majority of the Company’s outstanding shares has been received; (b) waive any of the conditions to the Consent Solicitation; or (c) amend the terms of the Consent Solicitation. The final results of this Consent Solicitation will be published in a Current Report on Form 8-K by the Company. This Consent Solicitation Statement and the Current Report on Form 8-K shall constitute notice of taking of a corporate action without a meeting by less than unanimous written consent as permitted by applicable law.

IF YOU HOLD YOUR STOCK IN “STREET NAME”, YOU MUST INSTRUCT YOUR BROKER OR NOMINEE TO APPROVE THE PROPOSALS. IF YOU FAIL TO DO SO, YOUR BROKER OR NOMINEE MAY NOT RETURN THE WRITTEN CONSENT. Any beneficial owner of the Company who is not a record holder must arrange with the person who is the record holder or such record holder’s assignee or nominee to: (a) execute and deliver a Written Consent on behalf of such beneficial owner; or (b) deliver a proxy so that such beneficial owner can execute and deliver a Written Consent on its own behalf.

Requests for copies of this Consent Solicitation Statement should be directed to Mateon Therapeutics, Inc. at the address or telephone number set forth above. If you have any questions regarding your form of Written Consent, please contact the Company.

American Stock Transfer will act as tabulation agent for this Consent Solicitation Statement.

Consent Required

Under Delaware law and our Bylaws, a majority of the voting power of our outstanding Common Stock and Preferred Stock is required to approve the Corporate Actions.

As of the Record Date, there were (a) 88,032,112 shares of our Common Stock and (b) 278,188 shares of Preferred Stock issued and outstanding. Each share of Preferred Stock is convertible into 1,000 shares of Common Stock. Each share of outstanding Common Stock is entitled to one vote on matters submitted to the Stockholders. Each share of outstanding Preferred Stock is entitled to vote on matters submitted to the Stockholders on an “as-converted” basis, so 1,000 votes per share. Accordingly, the total number of shares entitled to vote (including the conversion of the Preferred Stock) on the Record Date was 366,219,939 shares.

Stockholder approval of the Corporate Actions will be effective upon our receipt of affirmative Written Consents, not previously revoked, representing at least 183,109,970 votes, or a majority of votes that may be cast by our issued and outstanding voting securities as of the Record Date (the “Effective Date”). Accordingly, abstentions from submitting your Written Consent will have the same effect of disapproving the Corporate Actions.

For a discussion of the beneficial ownership of the Company’s outstanding Common Stock and Preferred Stock by the Company’s directors, executive officers and 5% stockholders, see “Security Ownership of Management and Certain Beneficial Owners” below.

Revocation of Consents

You may withdraw or change your Written Consent at any time prior to the Effective Date by submitting a written notice of revocation to the Company’s Corporate Secretary at the address set forth above. A notice of revocation or withdrawal must specify the record stockholder’s name and the number of shares being withdrawn.

Appraisal Rights

Neither Delaware law nor our Certificate of Incorporation provide our Stockholders with appraisal rights in connection with any of the Corporate Actions.

Expenses of this Solicitation

We will bear the entire cost of the solicitation, including preparation, printing and mailing costs of the Consent Solicitation Statement. Written Consents will be solicited principally through the mail. Arrangements will be made with brokerage firms and other custodians, nominees and fiduciaries to forward these consent solicitation materials to stockholders whose shares of Common Stock or Preferred Stock are held of record by such entities, and we will reimburse such brokerage firms, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection herewith.

Background of the Corporate Actions

Merger with Oncotelic, Inc.

On April 22, 2019, the Company completed a merger with Oncotelic, Inc., a Delaware corporation (“Oncotelic”) and a clinical-stage biopharmaceutical company focused on the treatment of cancer using TGF-ß RNA, whereby Oncotelic was merged into a wholly-owned subsidiary of the Company (the “Oncotelic Merger”). In connection with the Oncotelic Merger, the Company issued approximately 41,000,033 shares of the Company’s Common Stock and 193,713 shares of the Company’s Preferred Stock in exchange for all of the previously outstanding shares of Oncotelic common stock.

At the time of the Oncotelic Merger, the Company did not have sufficient authorized but unissued Common Stock to pay the full merger consideration. Consequently, on April 22, 2019 the Company filed a Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock (the “Certificate of Designation”) with the Delaware Secretary of State, establishing and designating 5,000,000 shares of Preferred Stock. The Preferred Stock has substantially the same rights as Common Stock, but each shares of Preferred Stock has voting and economic rights equal to 1,000 shares of Common Stock. Holders of Preferred Stock have the right to convert to shares of Common Stock at any time at their election, subject to the availability of sufficient Common Stock at the time of conversion. The outstanding Preferred Stock will automatically convert into shares of Company Common Stock on the effectiveness of the authorization of additional Common Stock to permit the conversion of the Preferred Stock in full.

The Corporate Actions are intended to allow the Company to re-brand itself under the “Oncotelic” name and to reorganize its capital structure to create additional flexibility to pursue opportunities to secure needed capital to finance the Company’s ongoing operations and to pursue strategic initiatives as they arise.

Additional information about the Oncotelic Merger is contained in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on April 25, 2019, as amended on July 8, 2019 (the “Oncotelic 8-K”). The Oncotelic 8-K and the exhibits to the Oncotelic 8-K, including (i) the Consent of Squar Milner LLP, (ii) the audited financial statements for Oncotelic as of and for the years ended December 31, 2018 and 2017 and related notes thereto, and (iii) the pro forma condensed combined financial statements (unaudited) for the Company as of December 31, 2018 and related notes thereto, are incorporated by reference into this Consent Solicitation Statement.

Merger with PointR Data, Inc.

On November 4, 2019, the Company completed a merger with PointR Data Inc., a Delaware corporation (“PointR”) and a privately-held, developer of high performance cluster computer and artificial intelligence applications, whereby PointR was merged into a wholly-owned subsidiary of the Company (the “PointR Merger”). In connection with the PointR Merger, the parties waived the requirement that the Company consummate a financing transaction of at least $10.0 million as a condition to closing the PointR Merger.

In connection with the PointR Merger, the Company issued approximately 84,475 shares of Preferred Stock to the former stockholders of PointR, in exchange for all of the previously outstanding shares of PointR common stock. The PointR merger agreement also provides for two additional payments of merger consideration based on PointR’s achievement of a development milestone and a revenue milestone. Each additional payment of merger consideration is for an aggregate value of $7,500,000 and payable in additional shares of the Company’s Common Stock, based on the market price at the time of payment, subject to a minimum value of $0.18 per share.

Additional information about the PointR Merger is contained in the Company’s Current Report on Form 8-K filed with the SEC on November 12, 2019, as amended on January 17, 2020 (the “PointR 8-K”). The PointR 8-K and the exhibits to the PointR 8-K, including (i) the Consent of Squar Milner LLP, (ii) the Consent of Chugh CPAs LLP, (iii) the audited financial statements for PointR as of and for the years ended December 31, 2018 and 2017 and related notes thereto, and (iv) the unaudited pro forma unaudited condensed combined balance sheet as of September 30, 2019 of the Company and PointR, the unaudited pro forma condensed combined statements of operations for the year ended December 31, 2018 and for the nine months ended September 30, 2019 and related notes thereto, are incorporated by reference into this Consent Solicitation Statement.

Effect of Approval

The Corporate Actions are intended to re-brand the Company following the Oncotelic Merger, to make available sufficient shares under the Company’s 2015 Plan to allow for the issuance of stock based awards to attract and retain the services of executives and other key employees, and to create additional authorized Common Stock to support the Company’s ability to finance its operations or to complete any future strategic acquisitions. We do not currently have sufficient Common Stock authorized to permit conversion of all of the Preferred Stock issued in connection with the Oncotelic Merger and the PointR Merger. If the Corporate Actions are approved, including the Capital Increase, it would result in the automatic conversion of 278,188 shares of Preferred Stock into 278,188,000 shares of Common Stock.

The Oncotelic Merger and PointR Merger were structured as triangular mergers into subsidiaries of the Company. The Company’s stockholders did not vote, and will not be provided an opportunity to vote, on the Oncotelic Merger or the PointR Merger.

On May 14, 2019, the Company solicited and secured the written consent of a majority of its stockholders to approve the Corporate Actions. However, under applicable securities rules, if an action by written consent is solicited from less than all of the outstanding stockholders, the actions cannot be put into effect until at least 20 days following the distribution of a notice to all stockholders of the action by written consent. The Company filed a preliminary information statement on Schedule 14C on May 22, 2019 and a subsequent amendment on June 13, 2019 (“Original 14C”), to provide written notice of the stockholder approval of the Corporate Actions. However, the Original 14C was never distributed to stockholders and the Corporate Actions were never put into effect. This Consent Solicitation Statement supersedes the Original 14C.

Interests of Certain Persons

Certain of our directors and executive officers including Vuong Trieu, Steven W. King, Anthony E. Maida III and Chulho Park, received shares of Preferred Stock in connection with the Oncotelic Merger. Each of these individuals has an interest in the Capital Increase, as either could result in the automatic conversion of the Preferred Stock into Common Stock.

CORPORATE ACTION NO. 1

APPROVAL OF THE NAME CHANGE

The Board has unanimously adopted and approved an amendment to the Company’s Certificate of Incorporation to change our corporate name from Mateon Therapeutics, Inc. to Oncotelic, Inc. (the “Name Change”).

Reasons for the Name Change

The Name Change is intended to create brand awareness with the Company’s focus on drug development in the field of oncology. In addition, the majority of the Company’s operations are expected to focus on product candidates developed by Oncotelic.

The Name Change will not affect the status of the Company or the rights of any Stockholders in any respect, or the validity or transferability of stock certificates presently outstanding. The Company’s Stockholders will not be required to exchange stock certificates in connection with the name change. Any outstanding physical stock certificate that represents a Stockholder’s shares of Common Stock or Preferred Stock will continue to represent such Stockholder’s ownership of such shares. If physical certificates are presented for transfer in the ordinary course, new certificates bearing the new corporate name will be issued.

In connection with the Name Change, we intend to change our trading symbol from “MATN” to another symbol more closely aligned with “Oncotelic”.

Effective Time of the Name Change

The Name Change will become effective upon the filing of an amendment to the Company’s Certificate of Incorporation with the Delaware Secretary of State (“Amended and Restated Certificate”). The Amended and Restated Certificate, which is attached as Annex A to this Consent Solicitation Statement, will become effective on the date that it is accepted for filing by the Delaware Secretary of State, unless we specify a later date for effectiveness.

Our Board expects to file the amendment to affect the Name Change promptly following the Effective Date. Our Board currently intends to coordinate the Name Change with the change in our ticker symbol, so they occur and are effective on the same trading day.

CORPORATE ACTION NO. 2

APPROVAL OF AN AMENDMENTS TO THE COMPANY’S 2015 EQUITY INCENTIVE PLAN

The Board has unanimously approved amendments to the Company’s Amended and Restated 2015 Equity Incentive Plan (the “Amended 2015 Plan”, or the “2015 Plan”) to (i) increase the shares authorized thereunder by 20.0 million shares, or from approximately 7.25 million shares to approximately 27.25 million shares, and (ii) increase the maximum number of shares of Common Stock that may be issued to any eligible participant under the 2015 Plan from 500,000 to 1,000,000 shares(the “Plan Amendments”).

Increase in Authorized Shares

Approximately 7.25 million shares of our Common Stock are currently reserved for issuance under the 2015 Plan upon exercise of outstanding options. As a result, we currently have only 73,934 shares available for issuance as stock options or other awards under the 1999 Plan. The number of shares currently authorized under our 2015 Plan includes 7.25 million shares approved for the 2015 Plan and 725,781 shares that were approved for the 2015 Plan if they were not issued under the Mateon Therapeutics, Inc. 2005 Stock Plan (the “2005 Plan”). The proposed increase in the number of shares authorized for issuance under the 2015 Plan will allow the Company to maintain a sufficient pool of available shares for future grants under the 2015 Plan.

The 2015 Plan was approved by our Board and Stockholders in 2015 and amended and restated by our Board of Directors in 2017 and 2018.

As of May 20, 2020, options to purchase 4,063,703 shares of Common Stock are outstanding under the 2015 Plan, options to purchase 1,912,500 shares of Common Stock are outstanding under the 2017 Plan and options to purchase 159,081 shares of Common Stock are outstanding under the 2005 Plan, no shares have been issued upon the exercise of options granted under the 2015 Plan, No shares have been issued upon the exercise of options granted under the 2005 Plan and 5,976,203 options remain available for issuance under the 2015 and 2017 Plans. By its terms, the 2015 Plan may be amended by the Board of Directors, provided that any amendment which the Board of Directors determines requires stockholder approval is subject to receiving such stockholder approval.

This amendment is being submitted to you for approval in order to make available sufficient shares under the Company’s 2015 Plan to allow for the issuance of stock based awards in order to attract and retain the services of executives and other key employees, and to ensure favorable federal income tax treatment for grants of incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).

Generally, shares of Common Stock reserved for awards under the Amended 2015 Plan that lapse or are canceled will be added back to the share reserve available for future awards. However, shares of Common Stock tendered in payment for an award or shares of Common Stock withheld for taxes will not be available again for grant. The Amended 2015 Plan currently provides that no participant may receive awards for more than 500,000 shares of Common Stock in any fiscal year. If the proposed Plan Amendment is approved, the number of shares of Common Stock that may be awarded in any fiscal year will increase from 500,000 to 1,000,000 shares.

Increase in Maximum Number of Shares Issuable to Eligible Participants

Currently, our 2015 Plan places a limit on the maximum number of shares that be granted to any eligible participant under the 2015 Plan in any fiscal year to 500,000 shares of Common Stock. As of May 15, 2020, the closing price of our Common Stock on the OTCQB marketplace was $0.16 per share. As a result, the maximum number of shares of Common Stock that may be issued to any eligible participant under the 2015 Plan is equal to $80,000 of Common Stock, which may not be sufficient to attract and retain qualified employees or executives. As a result, the Board of Directors approved an amendment to the 2015 Plan to increase the number of shares issuable to any single participant under the 2015 Plan to 1,000,000 shares, which amount is equal to $160,000 of Common Stock based on the closing price of the Company’s Common Stock as of May 15, 2020. The Board believes that this increase is necessary to provide adequate stock-based long-term incentive compensation to attract and retain qualified employees or executives.

Our Board and management all believe that the effective use of stock-based long-term incentive compensation is vital to our ability to attract qualified employees and directors that will be instrumental in the performance of the Company in the future. The Amended 2015 Plan will maintain and enhance the key policies and practices adopted by our management and Board of Directors to align employee and stockholder interests. Our future success depends, in large part, upon our ability to maintain a competitive position in attracting, retaining and motivating key personnel. We believe that the Plan Amendments are essential to permit our management to continue to provide long-term, equity-based incentives to present and future key employees, consultants and directors. Accordingly, our Board of Directors believes approval of the Plan Amendments are in our best interests and those of our stockholders and recommends a vote “FOR” the approval of the Amended 2015 Plan.

The following is a brief summary of the Amended 2015 Plan.

Material Features of the Amended 2015 Plan.

Eligibility. The Amended 2015 Plan allows us, under the direction of our Compensation Committee, to make grants of stock options, restricted and unrestricted stock awards, and other stock-based awards to employees, consultants and directors. The purpose of these awards is to attract and retain key individuals, further align employee and stockholder interests, and provide additional incentive for them to promote our success or the success of our affiliates. The Amended 2015 Plan provides an essential component of the total compensation package, reflecting the importance that we place on aligning the interests of key individuals with those of our stockholders. All employees, directors, and consultants of the Company and its affiliates are eligible to participate in the Amended 2015 Plan. As of May 20, 2020, there were approximately 16 individuals eligible to participate. On May 15, 2020, the closing market price per share of our Common Stock was $0.16, as reported on the OTCQB marketplace.

Stock Options. Stock options granted under the Amended 2015 Plan may either be incentive stock options (“ISOs”), which are intended to satisfy the requirements of Section 422 of the Code, or non-qualified stock options, which are not intended to meet those requirements. ISOs may only be granted to employees of the Company and its affiliates. Non-qualified options may be granted to employees, directors and consultants of the Company and its affiliates. The exercise price of a stock option may not be less than 100% of the fair market value of our Common Stock on the date of grant. If an ISO is granted to an individual who owns more than 10% of the combined voting power of all classes of our capital stock, the exercise price may not be less than 110% of the fair market value of our Common Stock on the date of grant and the term of the ISO may not be longer than five years. Options may not have a term longer than ten years, except that if an ISO is granted to an individual who owns more than 10% of the combined voting power of all classes of our capital stock, it may not have a term longer than five years from the date of the grant unless otherwise provided in the option agreement.

Award agreements for stock options include rules for exercise of the stock options after termination of service. Options may not be exercised unless they are vested, and no option may be exercised after the end of the term set forth in the award agreement. Generally, stock options will be exercisable for three months after termination of service for any reason other than death or total and permanent disability, and for twelve months after termination of service on account of death or total and permanent disability.

Restricted Stock. Restricted stock is common stock that is subject to restrictions, including a prohibition against transfer and a substantial risk of forfeiture, until the end of a “restricted period” during which the grantee must satisfy certain vesting conditions. If the grantee does not satisfy the vesting conditions by the end of the restricted period, the restricted stock is forfeited.

During the restricted period, the holder of restricted stock has the rights and privileges of a regular stockholder, except that the restrictions set forth in the applicable award agreement apply. For example, the holder of restricted stock may vote and receive dividends on the restricted shares; but he or she may not sell the shares until the restrictions are lifted.

Other Stock-Based Awards. The Amended 2015 Plan also authorizes the grant of other types of stock-based compensation including, but not limited to stock appreciation rights, phantom stock awards, and stock unit awards. Our Compensation Committee may award such stock-based awards subject to such conditions and restrictions as it may determine. These conditions and restrictions may include continued employment with us through a specified restricted period.

Plan Administration. In accordance with the terms of the Amended 2015 Plan, our Board of Directors has authorized our Compensation Committee to administer the Amended 2015 Plan. The Compensation Committee may delegate part of its authority and powers under the Amended 2015 Plan to one or more of our directors and/or officers, but only our Board of Directors or our Compensation Committee can make awards to participants who are directors or executive officers of the Company. In accordance with the provisions of the Amended 2015 Plan, our Compensation Committee determines the terms of awards, including:

●	which employees, directors and consultants will be granted awards;

●	the number of shares subject to each award;

●	the vesting provisions of each award;

●	the termination and cancellation provisions applicable to awards; and

●	all other terms and conditions upon which each award may be granted in accordance with the Amended 2015 Plan.

In addition, our Compensation Committee may, in its discretion, amend any term or condition of any outstanding award, other than reducing the exercise price or purchase price, provided that (i) the term or condition as amended is not prohibited by the Amended 2015 Plan; (ii) any amendment does not impair the rights of a participant under any award previously granted without that participant’s consent; and (iii) any amendment will be made only after the Compensation Committee determines whether the amendment would cause any adverse tax consequences to the participant.

Stock Dividends and Stock Splits. If our Common Stock shall be subdivided or combined into a greater or smaller number of shares or if we issue any shares of Common Stock as a stock dividend, the number of shares of our Common Stock deliverable upon exercise of an option issued or upon issuance of an award shall be appropriately increased or decreased proportionately, and appropriate adjustments shall be made in the purchase price per share to reflect such subdivision, combination, or stock dividend.

Corporate Transactions. Upon a merger or other reorganization event, the Compensation Committee or the successor board, may, in its sole discretion, take any one or more of the following actions pursuant to the Amended 2015 Plan, as to some or all outstanding awards:

●	provide that all outstanding options shall be assumed or substituted by the successor corporation;

●	upon written notice to a participant provide that the participant’s unexercised options will terminate immediately prior to the consummation of such transaction unless exercised by the participant;

●	in the event of a merger pursuant to which holders of our Common Stock will receive a cash payment for each share surrendered in the merger, make or provide for a cash payment to the participants equal to the difference between the merger price times the number of shares of our Common Stock subject to such outstanding options, and the aggregate exercise price of all such outstanding options, in exchange for the termination of such options;

●	provide that outstanding awards shall be assumed or substituted by the successor corporation, become realizable or deliverable, or restrictions applicable to an award will lapse, in whole or in part, prior to or upon the merger or reorganization event; and

●	with respect to stock grants and in lieu of any of the foregoing, the Compensation Committee or the successor board may provide that, upon consummation of the transaction, each outstanding stock grant shall be terminated in exchange for payment of an amount equal to the consideration payable upon consummation of such transaction to a holder of the number of shares of Common Stock comprising such award (to the extent such stock grant is no longer subject to any forfeiture or repurchase rights then in effect or, at the discretion of the Compensation Committee, all forfeiture and repurchase rights being waived upon such transaction).

Amendment and Termination. The Amended 2015 Plan may be amended by our stockholders. It may also be amended by the Compensation Committee, provided that any amendment approved by the Compensation Committee which is of a scope that requires stockholder approval as required by the rules of order to ensure favorable federal income tax treatment for any incentive stock options under Code Section 422, or for any other reason is subject to obtaining such stockholder approval. However, no such action may adversely affect any rights under any outstanding award without the holder’s consent.

Duration of Plan. The Amended 2015 Plan will expire by its terms on February 26, 2025.

Federal Income Tax Considerations. The material federal income tax consequences of the issuance and exercise of stock options and other awards under the Amended 2015 Plan, based on the current provisions of the Code and regulations, are as follows. Changes to these laws could alter the tax consequences described below. This summary assumes that all awards granted under the Amended 2015 Plan are exempt from or comply with, the rules under Section 409A of the Code related to nonqualified deferred compensation.

Incentive Stock Options:	ISOs are intended to qualify for treatment under Section 422 of the Code. An ISO does not result in taxable income to the optionee or in a deduction to us at the time the option is granted or exercised, provided that no disposition is made by the optionee of the shares acquired pursuant to the option within two years after the date of grant of the option nor within one year after the date of issuance of shares to the optionee (referred to as the “ISO holding period”). However, the difference between the fair market value of the shares on the date of exercise and the option price will be an item of tax preference includible in “alternative minimum taxable income” of the optionee. Upon disposition of the shares after the expiration of the ISO holding period, the optionee will generally recognize long term capital gain or loss based on the difference between the disposition proceeds and the option price paid for the shares. If the shares are disposed of prior to the expiration of the ISO holding period, the optionee generally will recognize taxable compensation, and we will have a corresponding deduction, in the year of the disposition, equal to the excess of the fair market value of the shares on the date of exercise of the option over the option price. Any additional gain realized on the disposition will normally constitute capital gain. If the amount realized upon such a disqualifying disposition is less than fair market value of the shares on the date of exercise, the amount of compensation income will be limited to the excess of the amount realized over the optionee’s adjusted basis in the shares.

Non-Qualified Options:

Options otherwise qualifying as ISOs, to the extent the aggregate fair market value of shares with respect to which such options are first exercisable by an individual in any calendar year exceeds $100,000, and options designated as non-qualified options will be treated as options that are not ISOs.

A non-qualified option ordinarily will not result in income to the optionee or deduction to us at the time of grant. The optionee will recognize compensation income at the time of exercise of such non-qualified option in an amount equal to the excess of the then value of the shares over the option price per share. Such compensation income of optionees may be subject to withholding taxes, and a deduction may then be allowable to us in an amount equal to the optionee’s compensation income.

An optionee’s initial basis in shares so acquired will be the amount paid on exercise of the non-qualified option plus the amount of any corresponding compensation income. Any gain or loss as a result of a subsequent disposition of the shares so acquired will be capital gain or loss.

Stock Grants:

With respect to stock grants under the Amended 2015 Plan that result in the issuance of shares that are either not restricted as to transferability or not subject to a substantial risk of forfeiture, the grantee must generally recognize ordinary income equal to the fair market value of shares received. Thus, deferral of the time of issuance will generally result in the deferral of the time the grantee will be liable for income taxes with respect to such issuance. We generally will be entitled to a deduction in an amount equal to the ordinary income recognized by the grantee.

With respect to stock grants involving the issuance of shares that are restricted as to transferability and subject to a substantial risk of forfeiture, the grantee must generally recognize ordinary income equal to the fair market value of the shares received at the first time the shares become transferable or are not subject to a substantial risk of forfeiture, whichever occurs earlier. A grantee may elect to be taxed at the time of receipt of shares rather than upon lapse of restrictions on transferability or substantial risk of forfeiture, but if the grantee subsequently forfeits such shares, the grantee would not be entitled to any tax deduction, including as a capital loss, for the value of the shares on which he previously paid tax. The grantee must file such election with the Internal Revenue Service within 30 days of the receipt of the shares. We generally will be entitled to a deduction in an amount equal to the ordinary income recognized by the grantee.

Stock Units:	The grantee recognizes no income until the issuance of the shares. At that time, the grantee must generally recognize ordinary income equal to the fair market value of the shares received. We generally will be entitled to a deduction in an amount equal to the ordinary income recognized by the grantee.

New Plan Benefits. The amounts of any future grants under the Amended 2015 Plan are not determinable as awards under the Amended 2015 Plan and will be granted at the sole discretion of the Compensation Committee, or other delegated persons and we cannot determine at this time either the persons who will receive awards under the Amended 2015 Plan or the amount or types of any such awards.

Vote Required and Board of Directors’ Recommendation

The affirmative written consent of a majority of our outstanding voting securities is required to approve the Amended 2015 Plan.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS SIGN AND RETURN WRITTEN CONSENTS FOR THE APPROVAL OF THE PLAN AMENDMENTS.

CORPORATE ACTION NO. 3

APPROVAL TO INCREASE THE NUMBER OF SHARES OF AUTHORIZED COMMON STOCK

Our Board has approved a proposal to increase the authorized number of shares of our Common Stock from 150,000,000 to 750,000,000 (the “Capital Increase”).

Reasons for the Capital Increase

Our Certificate of Incorporation currently provides for authorized capital consisting of 165,000,000 shares, of which 15,000,000 are designated as preferred stock, par value $0.01 per shares and 150,000,000 are designated as common stock, $0.01 per share.

We will require substantial additional capital to finance the development, testing and potential marketing of our drug candidates. The Company has traditionally financed its operations through the sale of equity securities and intends to raise additional capital through the sale of additional equity securities. We currently have a limited number of authorized but unissued shares of Common Stock, and the number of our outstanding derivative securities exceeds the number of our authorized but unissued shares of Common Stock. We are consequently directly limited in the number of shares of Common Stock that we can issue. We could attempt to raise capital through the sale of additional Preferred Stock, but our Board believes that potential future financial or strategic investors in our Preferred Stock will want an ability to convert those shares into Common Stock. Consequently, our Board believes that the Company’s current capital structure constrains its ability to secure the capital that the Company requires to continue its business plan.

Our Board believes that the Capital Increase will provide the Company with additional flexibility to issue Common Stock for a variety of general corporate purposes, including future financings, licensing agreements, or other acquisitions.

Our Board does not have any current plans, agreements or arrangements to issue any of the newly authorized shares under the Capital Increase, other than in accordance with the Oncotelic Merger and PointR Merger in the automatic conversion of the Preferred Stock.

Additional information about the Oncotelic Merger is contained in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on April 25, 2019, as amended on July 8, 2019 (the “Oncotelic 8-K”). The Oncotelic 8-K and the exhibits to the Oncotelic 8-K, including (i) the Consent of Squar Milner LLP, (ii) the audited financial statements for Oncotelic as of and for the years ended December 31, 2018 and 2017 and related notes thereto, and (iii) the pro forma condensed combined financial statements (unaudited) for the Company as of December 31, 2018 and related notes thereto, are incorporated by reference into this Consent Solicitation Statement.

Additional information about the PointR Merger is contained in the Company’s Current Report on Form 8-K filed with the SEC on November 12, 2019, as amended on January 17, 2020 (the “PointR 8-K”). The PointR 8-K and the exhibits to the PointR 8-K, including (i) the Consent of Squar Milner LLP, (ii) the Consent of Chugh CPAs LLP, (iii) he audited financial statements for PointR as of and for the years ended December 31, 2018 and 2017 and related notes thereto, and (iv) the unaudited pro forma unaudited condensed combined balance sheet as of September 30, 2019 of the Company and PointR, the unaudited pro forma condensed combined statements of operations for the year ended December 31, 2018 and for the nine months ended September 30, 2019 and related notes thereto, are incorporated by reference into this Consent Solicitation Statement.

Effects of the Capital Increase

As of May 20, 2020, 88,032,112 shares of Common Stock were issued and outstanding. In the event the Capital Increase is approved by Stockholders, the number of shares of Common Stock issued and outstanding will be 387,908,865, after taking into consideration the automatic conversion of 278,188 shares of Preferred Stock into 278,187,827 shares of Common Stock resulting from the consummation of the Oncotelic Merger and PointR Merger as well as outstanding options and warrants to purchase shares of our Common Stock, assuming that all such options and warrants are exercised. The following table shows the Company’s capitalization schedule before and after giving effect to the issuance of Common Stock in the event stockholders approve the Capital Increase:

SECURITY	ISSUED AND OUTSTANDING PRIOR TO CORPORATE ACTION NO. 3	ISSUED AND OUTSTANDING ASSUMING APPROVAL OF CORPORATE ACTION NO. 3

Common Stock	88,032,112	88,032,112
Series A Convertible Preferred Stock	278,187	278,187,827
Employee Stock Options	6,135,284	6,135,284
Common Stock Purchase Warrants	19,515,787	19,515.787
		391,871,010

As a result of the issuances of Common Stock as contemplated by the above-schedule, in the event stockholders approve the Capital Increase, approximately 366,219,939 shares of Common Stock will be authorized for issuance, consisting of 88,032,112 shares of Common Stock and 278,187,827 shares of Common Stock issuable upon automatic conversion of the Preferred Stock. The balance of 358,128,990 shares may be issued in connection with future financings or strategic acquisitions or licensing transactions like the Oncotelic Merger and the PointR Merger.

The increase of our authorized shares of Common Stock will not have any immediate effect on the rights of existing stockholders. If the stockholders approve the Capital Increase, our Board may cause the issuance of additional shares of Common Stock (up to the new total number of authorized shares of Common Stock) without further vote of our stockholders, except as provided under the Delaware General Corporation Law or to the extent the Company chooses to comply with any limiting rules of any securities exchange or quotation system on which shares of Common Stock are then listed or traded. Current holders of Common Stock do not have preemptive or similar rights, which means that current stockholders do not have a right to purchase any new issue of capital stock of the Company in order to maintain their proportionate ownership. The issuance of additional shares of Common Stock may have a dilutive effect on earnings per share and on the equity and voting power of existing holders of our Common Stock. It may also adversely affect the market price of our Common Stock. However, in the event additional shares are issued in transactions that position us to take advantage of favorable business opportunities or provide working capital sufficient to allow us to pursue and/or expand our business plan, the market price of our Common Stock may increase.

This proposed Charter Amendment will not otherwise alter or modify the rights, preferences, privileges or restrictions of outstanding shares of our Common Stock.

Anti-Takeover Effects

Although the proposed Capital Increase is not motivated by anti-takeover concerns and is not considered by the Board to be an anti-takeover measure, the availability of additional authorized shares of Common Stock could enable our Board to issue shares defensively in response to a takeover attempt or to make an attempt to gain control of the Company more difficult or time-consuming. For example, shares of Common Stock could be issued to purchasers who might side with management in opposing a takeover bid which our Board determines is not in the best interests of the Company and its stockholders, thus diluting the ownership and voting rights of the person seeking to obtain control of the Company. In certain circumstances, issuance of shares of our Common Stock without further action by the stockholders may have the effect of delaying or preventing a change of control of the Company, may discourage bids for the Company’s Common Stock at a premium over the market price of the Common Stock, and may adversely affect the market price of the Common Stock. Thus, increasing the authorized number of shares of our Common Stock could render more difficult and less likely a hostile merger, tender offer or proxy contest, assumption of control by a holder of a large block of our stock, and the possible removal of our incumbent management. We are not aware of any proposed attempt to take over the Company or of any attempt to acquire a large block of our Common Stock.

Effective Time of the Capital Increase

The Capital Increase will require an amendment of our Certificate of Incorporation to increase the number of authorized shares of Common Stock. It will become effective on the date that our amended Certificate of Incorporation is accepted for filing with the Delaware Secretary of State, unless the amendment specifies a later date for effectiveness.

Our Board expects to file the amendment to our Certificate of Incorporation promptly following the Effective Date.

CORPORATE ACTION NO. 4

ADOPTION OF AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

Our Board has approved the Amended and Restated Certificate substantially in the form attached hereto as Annex A.

Reasons for the Amendment and Restatement of the Certificate of Incorporation

We intend to amend and restate the Certificate of Incorporation to effect the various transactions described in this Consent Solicitation Statement, including the Name Change, Capital Increase and forum selection provision, as stated in Corporate Actions Nos. 1, 3 and 4. Since its initial incorporation, the Company has gone through several name changes, capital changes and other amendments to its charter documents. The restatement of the Certificate of Incorporation is intended to incorporate in a single, simplified document, all of the current charter provisions for the Company.

The Amended and Restated Certificate also includes a new forum selection provision which directs that (a) any derivative action or proceeding brought on behalf of the Corporation, (b) any action asserting a claim for breach of a fiduciary duty owed by any director, officer, employee or agent of the Corporation to the Corporation or the Corporation’s stockholders, (c) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law, the Amended and Restated Certificate or the Bylaws, or (d) any action asserting a claim governed by the internal affairs doctrine be brought exclusively in the Court of Chancery of the State of Delaware.

Our Board believes that the Court of Chancery is the best forum for adjudicating issues related to the internal affairs of the Company. The Court of Chancery hears a number of cases involving corporate governance issues arising under the Delaware General Corporation Law and has a reputation for a strong judicial bench. The forum selection provision does not apply to investor claims that arise outside of the internal affairs of the corporation, such as securities claims arising out of a violation of the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended. We further note that the Securities Act of 1933 creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created under the Securities Act of 1933, so there is uncertainty as to whether a court would enforce the forum selection provision with respect to claims under the Securities Act of 1933, and in any event, our stockholders cannot waive compliance with federal securities laws and the rules and regulations thereunder. Stockholders may be subject to increased costs to bring these claims, and choice of forum provisions could have the effect of discouraging claims or limiting investors’ ability to bring claims in a judicial forum that they find favorable.

Effective Time of the Amendment and Restatement of the Certificate of Incorporation

The Amended and Restated Certificate will become effective on the date that it is accepted for filing by the Delaware Secretary of State. The text of the Amended and Restated Certificate is subject to modification to include such changes as may be required by the Delaware Secretary of State to effectuate the amendments set forth in this Corporate Action No. 4.

Our Board expects to file the amendment to our Certificate of Incorporation promptly following the Effective Date.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information, as of May 20, 2020, regarding the beneficial ownership of our common stock by:

●	each of our directors and our director nominees;
●	each of our executive officers;
●	our directors and executive officers as a group; and
●	each person known to us to beneficially own more than 5% of our common stock.

The address for each beneficial owner listed is c/o Mateon Therapeutics, Inc. 29397 Agoura Road, Suite 107, Agoura Hills, California, 91301. Each of the stockholders listed has sole voting and investment power with respect to the shares beneficially owned by the stockholder, subject to community property laws where applicable.

In accordance with applicable SEC rules, the number of shares reflected as beneficially owned by each entity, person, director or executive officer is determined in accordance with the rules of the SEC. Under those rules, beneficial ownership includes any shares over which the individual has sole or shared voting power or investment power as well as any shares that the individual has the right to acquire within 60 days after the Record Date through the exercise of any stock option, warrants or other rights. As detailed in the footnotes to the table, we have included the shares issuable upon conversion of Preferred Stock.

We have computed the percentage of shares beneficially owned on the basis of 366,219,939 shares of our Common Stock outstanding as of May 20, 2020, which reflects the assumed conversion of all of our outstanding shares of Preferred Stock into an aggregate of 278,187,827 shares of Common Stock. Shares of our Common Stock that a person has the right to acquire within 60 days after the Record Date through other means, such as a stock option or warrant, are deemed outstanding for purposes of computing the percentage ownership of the person holding such rights, but are not deemed outstanding for purposes of computing the percentage ownership of any other person (other than the percentage ownership of all directors and executive officers as a group).

Name of Beneficial Owner	Common Stock Beneficially Owned		Percentage of Common Stock
Directors and Officers:
Vuong Trieu	113,867,439	(1)	31.1%
Steven W. King	3,988,423	(3)	1.1%
Anthony E. Maida III	1,137,314	(4)	* %
Amit Shah	-	(5)	-%
Fatih Uckun	8,545,504	(6)	2.33%
Chulho Park	16,096,832	(7)	4.4%
All officers and directors as a group (8 persons)	149,397,780	(8)	39.22%

Beneficial owners of more than 5%
Vuong Trieu	113,867,439	(1)	31.1%
Balaji Bhakta	41,630,811	(10)	11.4%
Larn Hwang	23,445,992	(9)	6.4%

* < 1%

(1)	Includes: (a) 90,514,526 shares owned directly by the reporting person, including 74,455,718 shares which are issuable upon conversion of Preferred Stock; (b) 16,780,384 shares registered in the name of Autotelic, Inc., including 13,849,161 shares issuable upon conversion of Preferred Stock, and (c) 6,872,529 shares registered in the name of Dr. Trieu’s spouse, including 5,672,025 shares issuable upon conversion of Preferred Stock but does not include the restricted stock grants and incentive stock options granted but not yet issued and shown above under “Narrative Disclosure to Summary Compensation Table – under Vuong Trieu, Ph. D., Fatih Uckun, Ph. D. M.D., Chulho Park, Ph. D and Amit Shah”. Dr. Trieu is the Chief Executive Officer of Autotelic, Inc. and in that capacity has the sole authority to control the voting and the disposition of Common Stock and Preferred Stock owned by Autotelic, Inc. Dr. Trieu disclaims beneficial ownership of the shares held by Autotelic, Inc., except to the extent of his pecuniary interest therein.

(2)	Consists of (i) 625,747 shares of Common Stock, (ii) 625,000 shares of Common Stock issuable upon exercise of outstanding warrants, and (iii) 2,449,021 shares issuable upon exercise of outstanding stock options.

(3)	Shares held in the name of Artius Bioconsulting, LLC, consists of (i) 696,704 shares of Common Stock and (ii) 3,291,720 shares of Common Stock underlying 3,291.720 shares of Preferred Stock.

(4)	Consists of (i) 198,668 shares of Common Stock and (ii) 938,646 shares of Common Stock underlying 938.646 shares of Preferred Stock.

(5)	Consists of (i) 0 shares of Common Stock, and (ii) 0 shares issuable upon exercise of outstanding stock options but does not include the restricted stock grants and incentive stock options granted but not yet issued and shown below under “Narrative Disclosure to Summary Compensation Table – under Vuong Trieu, Ph. D., Fatih Uckun, Ph. D. M.D., Chulho Park, Ph. D and Amit Shah”.

(6)	Consists of (i) 1,492,742 shares of Common Stock and (ii) 7,052,762 shares of Common Stock underlying 7,052.762 shares of Preferred Stock but does not include the restricted stock grants and incentive stock options granted but not yet issued and shown above below “Narrative Disclosure to Summary Compensation Table – under Vuong Trieu, Ph. D., Fatih Uckun, Ph. D. M.D., Chulho Park, Ph. D and Amit Shah”.

(7)	Consists of (i) 2,811,819 shares of Common Stock and (ii) 13,285,013 shares of Common Stock underlying 13,285.013 shares of Preferred Stock but does not include the restricted stock grants and incentive stock options granted but not yet issued and shown below under “Narrative Disclosure to Summary Compensation Table – under Vuong Trieu, Ph. D., Fatih Uckun, Ph. D. M.D., Chulho Park, Ph. D and Amit Shah”.

(8)	Consists of (i) 26,016,216 shares of Common Stock, (ii) 118,545,043 shares of Common Stock underlying 118,545.043 shares of Preferred Stock, 875,000 shares of Common Stock issuable upon exercise of outstanding warrants, and (iii) 3,961,521 shares issuable upon exercise of outstanding stock options, but does not include the restricted stock grants and incentive stock options granted but not yet issued and shown below under “Narrative Disclosure to Summary Compensation Table – under Vuong Trieu, Ph. D., Fatih Uckun, Ph. D. M.D., Chulho Park, Ph. D and Amit Shah”.

(9)	Consists of (i) 4,095,581 shares of Common Stock and (ii) 19,350,411 shares of Common Stock underlying 19,350.411 shares of Preferred Stock.

(10)	Consists of 41,630,811 shares of Common Stock underlying 41,630.81 shares of Preferred Stock.

Equity Compensation Plan Information

The following table provides certain aggregate information with respect to all of the Company’s equity compensation plans in effect as of December 31, 2019.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted- Average Exercise Price of Outstanding Options	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in First Column)
Equity compensation plans approved by security holders	4,872,000	$0.92	2,378,000
Equity compensation plans not approved by security holders	1,913,000	0.31	87,000

Total	6,875,000	$0.75	2,465,000

Brief Description of equity compensation plan not approved by security holders

On January 12, 2017, the Board of Directors adopted and approved the 2017 Plan. The 2017 Plan allows the Company, under the direction of the Compensation Committee, to make grants of stock options, restricted and unrestricted stock awards, and other stock-based awards to employees, consultants and directors. The purpose of these awards is to attract and retain key individuals, further align employee and stockholder interests, and provide additional incentive for them to promote our success. The 2017 Plan provides for the issuance of up to 2,000,000 shares of the Company’s common stock. Any stock options granted under the 2017 Plan must be non-qualified stock options, which are not intended to meet the requirements of Section 422 of the Internal Revenue code. Options generally vest over a period of time, may not be exercised unless they are vested, and no option may be exercised after the end of the term set forth in the award agreement.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table provides information regarding the compensation paid during the years ended December 31, 2019 and 2018 to our principal executive officer, principal financial officer and certain of our other executive officers, who are collectively referred to as “named executive officers” elsewhere in this Annual Report.

Name and Principal Position	Year	Salary	Bonus	Awards(1)		Compensation		Total
William D. Schwieterman, M.D.	2019	$74,204	$—	$—		$410,000	(2)	$484,204
Former President and Chief Executive Officer	2018	$205,000	$—	$155,875		$103,217	(2)	$464,092
Matthew M. Loar	2019	87,735	—	—		325,000		279,406
Former Chief Financial Officer	2018	162,500	—	116,906		—		279,406
Vuong Trieu, Ph. D. President and Chief Executive Officer	2019	114,691	—	92,782		—		206,473
Fatih Uckun, Ph. D. M.D. Former Chief Medical Officer (4/23/2019)	2019	135,362	—	82,474		—		217,838
Chulho Park, Ph. D. Chief Technology Officer	2019	89,437	—	72,164		—		161,601
Amit Shah Chief Financial Officer	2019	35,102		126,454	(3)	31,400	(3)	192,866

(1)	The fair values for all stock awards in this table represent the estimated award value at the time of grant using a Black-Scholes option pricing model with the following weighted-average assumptions for the years 2019 and 2018:

Weighted-Average Assumptions	2019	2018
Risk-free interest rate	1.7%	2.8%
Expected life (years)	6.0	5.2
Expected volatility	103.7%	88%
Dividend yield	0.0%	0.0%

The values of stock option grants shown in the table represent the full estimated Black-Scholes option value at the grant date, pursuant to compensation disclosure rules of the SEC. The Black-Scholes valuation for the options and stock awards for Drs. Trieu, Uckun and Park; and Mr. Shah are estimated assuming that the options would have been granted on the date of the employment agreements with each of the Officers. Such options and stock awards have not yet been granted to Drs. Trieu and Park; or Mr. Shah as of the date of this filing, and neither were they granted to Dr. Uckun. However, the stock option grants in the table vest over one to six years, and the values shown do not take into account subsequent increases or decreases in actual value to the recipient. See the Narrative Disclosure below for information regarding the number of shares granted to each of the named executive officers. See Note 6 to our Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2019 for additional information regarding the assumptions used to determine the fair value of each of the option awards in this table. See also our discussion of stock-based compensation under “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies and Significant Judgments and Estimates” in our Annual Report on Form 10-K for the year ended December 31, 2019.

(2)	Represents the amount payable to Dr. Schwieterman and Mr. Loar based on their individual separation and release agreements described below.

(3)	Represents fees paid and payable to Mr. Shah, in cash and stock-based compensation, from June 23, 2019 to July 31, 2019 when Mr. Shah performed services as the Chief Financial Officer of Oncotelic and then the Company in a consulting capacity. Mr. Shah was formally appointed as an employee and appointed as in-house CFO effective August 2, 2019.

Narrative Disclosure to Summary Compensation Table

Dr. William D. Schwieterman. On May 15, 2015, we entered into an employment agreement with Dr. Schwieterman for his service as President and Chief Executive Officer, which was subsequently amended on July 31, 2015. Pursuant to the terms of this agreement, Dr. Schwieterman was entitled to receive an annual base salary of $410,000. In addition, he was eligible for an annual bonus of up to fifty percent of his then-current annual base salary, based on the Board’s assessment of his performance and the Company’s performance. Dr. Schwieterman’s employment agreement also provided for the Company to pay the costs of furnished housing in San Francisco, California and the cost of one economy class roundtrip airplane ticket between San Francisco, California and Mobile, Alabama per month.

On October 2, 2017, the Company and Dr. Schwieterman agreed to a 50% reduction in his base annual salary, to $205,000, with reinstatement to previous levels contingent on the Company raising additional funding of at least $4 million or the execution of a licensing or collaboration agreement with certain conditions. Dr. Schwieterman continued to receive the reduced salary until the Merger. For calendar years 2019 and 2018, the Board determined that Dr. Schwieterman would not receive an annual bonus due to the financial condition of the Company.

On January 12, 2017, the Company granted Dr. Schwieterman options to purchase 550,000 shares of our common stock with an exercise price of $0.375 per share, which vest over a four-year period. On June 20, 2018, the Company granted Dr. Schwieterman options to purchase 1,000,000 shares of our common stock with an exercise price of $0.22 per share, which vest in monthly installments over a one-year period. The one-year vesting period for the option granted in 2018 was chosen to partially compensate Dr. Schwieterman for the below-market salary that has been effective since October 2, 2017.

On April 17, 2019, Dr. Schwieterman and the Company entered into a Separation and Release Agreement (the “Schwieterman Agreement”), providing, among other things, that Dr. Schwieterman will receive, in lieu of any other severance payments otherwise due and payable to Dr. Schwieterman, which currently aggregate $410,000 upon a change in control of the Company, (i) a payment of $205,000 in cash, upon the closing of a financing in which at least $10 million in gross proceeds is received by the Company subsequent to the closing of the Oncotelic Merger, and (ii) an additional payment of $205,000 in cash, upon the closing of a financing in which at least an additional $10 million in gross proceeds is received by the Company.

Matthew M. Loar. On July 20, 2015, we entered into an employment agreement (the “Loar Agreement”) with Mr. Loar for his service as our Chief Financial Officer. Pursuant to the terms of the Loar Agreement, Mr. Loar was entitled to receive an annual base salary of $325,000. In addition, he was eligible for an annual bonus of up to thirty-five percent of his then-current annual base salary, based on the Board’s assessment of his performance and the Company’s performance.

On October 2, 2017, the Company and Mr. Loar agreed to a 50% reduction in his base annual salary, to $162,500, with reinstatement to previous levels contingent on the Company raising additional funding of at least $4 million or the execution of a licensing or collaboration agreement with certain conditions. For calendar years 2019 and 2018, the Board determined that Mr. Loar would not receive an annual bonus due to the financial condition of the Company.

On January 12, 2017, the Company granted Mr. Loar options to purchase 350,000 shares of our common stock with an exercise price of $0.375 per share, which vested over a four-year period. On June 20, 2018, the Company granted Mr. Loar options to purchase 750,000 shares of our common stock with an exercise price of $0.22 per share, which vested in monthly installments over a one-year period. The one-year vesting period for the option granted in 2018 was chosen to partially compensate Mr. Loar for the below-market salary that had been effective.

On July 1, 2019, Mr. Loar and the Company entered into a Separation and Release Agreement (the “Loar Separation Agreement”), providing, among other things, that Mr. Loar will receive, in lieu of any other severance payments, a payment of $16,250 for each $1 million in gross proceeds received by the Company in future financings up to a maximum of $325,000. In addition, the Company agreed to extend the term and exercise period of all outstanding vested options held by Mr. Loar for a period of 24 months from the date of the Loar Separation Agreement.

Vuong Trieu, Ph. D., Fatih Uckun, Ph. D. M.D., Chulho Park, Ph. D and Amit Shah

Commencing April 23, 2019, Drs. Trieu, Uckun and Park were appointed as Executive Officers and commenced earning compensation based on the table below. Subsequently, on August 23, 2019, the Company entered into Employment Agreements and incentive compensation arrangements with each of its executive officers. The Employment Agreements provide for annual base salaries for each year of the term, subject to review and adjustment by the Board or the Compensation Committee from time to time. Each Employment Agreement provides that the executive shall be eligible for an annual discretionary cash bonus expressed as a percentage the executive’s base salary, subject to their achievement of performance targets and goals established by the Board or the Compensation Committee. Each of the executive officers entered into the Company’s standard form of indemnification agreement.

The initial base salaries and discretionary cash bonus amounts have been set for the executives as follows:

Executive	Title	Initial Base Salary	Discretionary Bonus (% of Base)
Vuong Trieu	Chief Executive Officer	$450,000	50%
Fatih Uckun	Former Chief Medical Officer	$400,000	40%
Chulho Park	Chief Technology Officer	$350,000	40%
Amit Shah	Chief Financial Officer	$320,000	40%

Each of the Employment Agreements provides that the executive will receive only a portion of the base salary until the completion of a “Financing Event”, which is: (a) the closing of an equity or debt financing with gross proceeds equal to or greater than $4,000,000; (b) the execution of a licensing or collaboration agreement with an up-front payment equal to or greater than $4,000,000; or (c) any combination of (a) and (b) whereby the gross proceeds are equal to or greater than $4,000,000. Drs. Trieu, Uckun and Park will be paid 50% of their base salary, and Mr. Shah shall receive 60% of his base salary until the completion of a Financing Event. Under the Employment Agreements, the base salary for each executive increases to 100% effective on the closing of the Financing Event and going forward thereafter.

Dr. Uckun resigned from the position of Chief Medical Officer effective January 6, 2020. Dr. Seymour Fein joined the Company as Chief Medical Officer effective January 6, 2020. Dr. Fein provides his services to the Company as an independent contractor.

The Employment Agreements provide for equity awards to each executive under the terms of the 2017 Plan. Each Employment Agreement provides that the executive will receive a restricted stock grant of the Company’s common stock, par value $0.01 per share. The Company will compensate Drs. Trieu, Uckun and Park; and Mr. Shah for the taxes actually incurred on grant of the restricted shares. The restricted stock will vest fully on the one-year anniversary of employment. The Employment Agreements also provide for grants of incentive stock options to purchase shares of the Company’s common stock under the Stock Plan. Such options were granted at an exercise price of $0.21 equal to the Fair Market Value (as defined in the Stock Plan) on the date of grant, and shall vest and become exercisable after one year of employment. Thereafter, each Employment Agreement contemplates that the executive will be eligible to receive a comparable annual grant of restricted shares or stock options as approved by the Board or Compensation Committee and which shall contain the customary terms and provisions of such grants generally to key executives under the Stock Plan.

The initial restricted stock grants and stock option grants have been set for the executives as follows:

Executive	Title	Restricted Stock (Shares)	Stock Options (Shares)
Vuong Trieu	Chief Executive Officer	209,302	313,953
Fatih Uckun	Former Chief Medical Officer	186,047	279,070
Chulho Park	Chief Technology Officer	162,791	244,186
Amit Shah	Chief Financial Officer	148,837	223,256

In addition, Mr. Shah earned 100,000 shares of restricted stock grants and 275,000 incentive stock options for his services as a consultant CFO from July to August 2019.

The Employment Agreements each have a term that continues until terminated by the Company or the executive. In the event that the Company terminates an executive for “Cause”, or an executive voluntarily resigns his employment, on termination the executive will be entitled to receive all accrued and unpaid base salary, any accrued and unused paid time off, and reimbursement of outstanding business expenses. If the Employment Agreements are terminated by the Company without “Cause” or the executive resigns for “Good Reason” (each as defined in the Employment Agreement) then the executive will be entitled to additional severance benefits including: (a) a lump sum payment equal to 12 months’ of the executive’s then current base salary (18 months in the case of Dr. Trieu); (b) accelerated vesting of all outstanding stock options and incentive compensation awards, and (c) insurance benefits or COBRA coverage for 12 months (18 months in the case of Dr. Trieu) in addition to payment of accrued and unpaid personal time off.

Outstanding Equity Awards at Fiscal Year-End

The following table shows all outstanding grants of stock options as of December 31, 2018 to each of the executive officers named in the Summary Compensation Table. There were no grants of unvested stock awards outstanding as of December 31, 2019. Exercise prices shown are rounded to the nearest whole cent. No options or restricted shares were granted during the year ended December 31, 2019 even though the Board had approved such grants to Drs. Trieu, Uckun and Park; and Mr. Shah. The table below reflects the options and restricted shares that are issuable to Drs. Trieu and Park; and Mr. Shah.

		Option Awards
Name	Type	Number of Securities Underlying Unexercised Options/RSUs Exercisable	Number of Securities Underlying Unexercised Options/RSUs Unexercisable	Option Exercise Price	Option Expiration Date
William D. Schwieterman, M.D.		5,280	—	2.60	7/02/2020
Former President and Chief Executive Officer	ISO	300,000	—	1.43	5/28/2025
	ISO	75,000	—	1.43	5/28/2025
	ISO	500,000	—	0.73	3/21/2026
	ISO	550,000	—	0.38	1/12/2027
	ISO	1,000,000	—	0.22	6/20/2028
Matthew M. Loar	ISO	150,000	—	$1.37	7/20/2025
Former Chief Financial Officer	ISO	262,500	—	0.73	3/21/2026
	ISO	350,000	—	0.38	1/12/2027
	ISO	750,000	—	0.22	6/20/2028
Vuong Trieu, Ph. D. (1)	RSU	104,651	104,651	$0.22	8/13/2029
Chief Executive Officer & President	ISO	156,977	156,976	0.22	8/13/2029
Chulho Park, Ph.D.(1)	RSU	81,396	81,395	$0.22	8/13/2029
Chief Technology Officer	ISO	122,093	122,093	0.22	8/13/2029
Amit Shah (1) (2)	RSU	174,419	74,418	$0.22	8/13/2029
Chief Financial Officer	ISO	386,628	111,628	0.22	8/13/2029

(1)	The RSUs and ISOs have been approved by the board but not yet granted. The stock compensation thereon will be calculated and expensed when granted.

(2)	Includes 100,000 shares of restricted stock grants and 275,000 incentive stock options for his services as a consultant CFO from July to August 2019 and which are fully earned as of the date of this document.

Dr. Uckun resigned from the position of Chief Medical Officer effective January 6, 2020 and as such his information has not been compiled for this table.

Pension Benefits

We do not have any qualified or non-qualified defined benefit plans.

Nonqualified Deferred Compensation

We do not have any non-qualified defined contribution plans or other deferred compensation plans.

Potential Payments Upon Termination or Change-In-Control

We have entered into certain agreements and maintain certain plans that may require us to make certain payments and/or provide certain benefits to Drs. Trieu and Park; and Mr. Shah in the event of a termination of their employment or a change of control of the Company. The following table summarizes the potential payments to Drs. Trieu and Park; and Mr. Shah assuming that one of the described termination events occurs. The table assumes that the event occurred on December 31, 2019, the last day of our fiscal year and that each of the named officers were eligible to earn the full initial base compensation. On the final trading day of our fiscal year the closing price of our common stock on OTCQB Market was $0.17 per share.

The Employment Agreements each have a term that continues until terminated by the Company or the executive. In the event that the Company terminates an executive for “Cause”, or an executive voluntarily resigns his employment, on termination the executive will be entitled to receive all accrued and unpaid base salary, any accrued and unused paid time off, and reimbursement of outstanding business expenses. If the Employment Agreements are terminated by the Company without “Cause” or the executive resigns for “Good Reason” (each as defined in the Employment Agreement) then the executive will be entitled to additional severance benefits including: (a) a lump sum payment equal to 12 months’ of the executive’s then current base salary (18 months in the case of Dr. Trieu); (b) accelerated vesting of all outstanding stock options and incentive compensation awards, and (c) insurance benefits or COBRA coverage for 12 months (18 months in the case of Dr. Trieu) in addition to payment of accrued and unpaid personal time off.

Vuong N. Trieu, Ph. D.

Executive Benefits and Payments Upon Termination	Termination within 12 months Following Change in Control	Voluntary Termination by Executive or Death	Involuntary Not for Cause Termination or Termination by Executive with Good Reason	For Cause Termination	Disability
Base Salary	$450,000	$—	$450,000	$—	$—
Annual Bonus (50% of Base Salary)	Executive entitled to Annual Bonus related to most recently completed calendar year if earned and not already paid	Executive entitled to Annual Bonus related to most recently completed calendar year if earned and not already paid	Executive entitled to Annual Bonus related to most recently completed calendar year if earned and not already paid	N/A	Executive entitled to Annual Bonus related to most recently completed calendar year if earned and not already paid
Acceleration of Vesting of Equity	100%	0%	100%	0%	0%
Stock Options & RSUs:
Number of Stock Options & RSUs	523,255	—	523,255	—	—
Value upon Termination	$—	$—	$—	$—	$—
Vested Stock Received:
Number of Shares	261,628	—	261,628	—	—
Value upon Termination	$—	$—	$—	$—	$—
Relocation Reimbursement	N/A	N/A	N/A	N/A	N/A
Deferred Compensation Payout	N/A	N/A	N/A	N/A	N/A
Post-Term Health Care	Up to 18 months	N/A	Up to 18 months	N/A	N/A
	$50,490	$—	$50,490	$—	$—
Excise Tax Gross Up	N/A	N/A	N/A	N/A	N/A

Chulho Park, Ph. D.

Executive Benefits and Payments Upon Termination	Termination within 12 months Following Change in Control	Voluntary Termination by Executive or Death	Involuntary Not for Cause Termination or Termination by Executive with Good Reason	For Cause Termination	Disability
Base Salary	$350,000	$—	$350,000	$—	$—
Annual Bonus (50% of Base Salary)	Executive entitled to Annual Bonus related to most recently completed calendar year if earned and not already paid	Executive entitled to Annual Bonus related to most recently completed calendar year if earned and not already paid	Executive entitled to Annual Bonus related to most recently completed calendar year if earned and not already paid	N/A	Executive entitled to Annual Bonus related to most recently completed calendar year if earned and not already paid
Acceleration of Vesting of Equity	100%	0%	100%	0%	0%
Stock Options & RSUs:
Number of Stock Options & RSUs	406,977	—	406,977	—	—
Value upon Termination	$—	$—	$—	$—	$—
Vested Stock Received:
Number of Shares	203,488	—	203,488	—	—
Value upon Termination	$—	$—	$—	$—	$—
Relocation Reimbursement	N/A	N/A	N/A	N/A	N/A
Deferred Compensation Payout	N/A	N/A	N/A	N/A	N/A
Post-Term Health Care	Up to 12 months	N/A	Up to 12 months	N/A	N/A
	$27,540	$—	$27,540	$—	$—
Excise Tax Gross Up	N/A	N/A	N/A	N/A	N/A

Amit Shah

Executive Benefits and Payments Upon Termination	Termination within 12 months Following Change in Control	Voluntary Termination by Executive or Death	Involuntary Not for Cause Termination or Termination by Executive with Good Reason	For Cause Termination	Disability
Base Salary	$320,000	$—	$320,000	$—	$—
Annual Bonus (50% of Base Salary)	Executive entitled to Annual Bonus related to most recently completed calendar year if earned and not already paid	Executive entitled to Annual Bonus related to most recently completed calendar year if earned and not already paid	Executive entitled to Annual Bonus related to most recently completed calendar year if earned and not already paid	N/A	Executive entitled to Annual Bonus related to most recently completed calendar year if earned and not already paid
Acceleration of Vesting of Equity	100%	0%	100%	0%	0%
Stock Options & RSUs:
Number of Stock Options & RSUs (1)	747,093	—	747,093	—	—
Value upon Termination	$—	$—	$—	$—	$—
Vested Stock Received:
Number of Shares (1)	561,047	—	561,047	—	—
Value upon Termination	$—	$—	$—	$—	$—
Relocation Reimbursement	N/A	N/A	N/A	N/A	N/A
Deferred Compensation Payout	N/A	N/A	N/A	N/A	N/A
Post-Term Health Care	Up to 12 months	N/A	Up to 12 months	N/A	N/A
	$25,884	$—	$25,884	$—	$—
Excise Tax Gross Up	N/A	N/A	N/A	N/A	N/A

(1)	Includes 100,000 shares of restricted stock grants and 275,000 incentive stock options for his services as a consultant CFO from July to August 2019 and which are fully earned as of the date of this document.

Dr. Uckun resigned from the position of Chief Medical Officer effective January 6, 2020 and as such his information has not been compiled for this table.

The information set forth above is described in more detail in the Narrative Disclosure to the Summary Compensation Table.

As defined in the employment agreements, a “Change in Control” means the following during the employment term:

(1)	any “Person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “Beneficial Owner” (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing more than fifty percent of the total voting power represented by the Company’s then outstanding voting securities (excluding for this purpose any such voting securities held by the Company or its affiliates or by any employee benefit plan of the Company) pursuant to a transaction or a series of related transactions which the Board of Directors does not approve; or

(2)	a merger or consolidation of the Company whether or not approved by the Board of Directors, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or the parent of such corporation) at least fifty percent of the total voting power represented by the voting securities of the Company or such surviving entity or parent of such corporation, as the case may be, outstanding immediately after such merger or consolidation; or

(3)	the stockholders of the Company approve an agreement for the sale or disposition by the Company of all or substantially all of its assets; or

(4)	a change in the composition of the Board of Directors, as a result of which fewer than a majority of the directors are Incumbent Directors, and provided in each such case the Change in Control also meets the requirements of a “Change in Control Event” within the meaning of Section 409A(a)(2)(A)(v) of the Code and Treasury Regulation Section 1.409A-3(i)(5). “Incumbent Directors” mean the directors who either (A) are directors of the Company as of the date of this Agreement, or (B) are elected, or nominated for election, to the Board of Directors with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but shall not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company).

In each such case the Change of Control must also meet the requirements of a “Change of Control Event” within the meaning of Section 409(a)(2)(A)(v) of the Code.

Each of Drs. Trieu and Park, and Mr. Shah will be entitled to certain benefits as described in the table above if his employment is terminated by the Company for reasons other than cause or by him with good reason. “Cause,” as defined in the employment agreements, means:

(1)	Substantial failure to perform any of his duties or to follow reasonable, lawful directions of the Board or any officer to whom the party reports;

(2)	willful misconduct or willful malfeasance in connection with his employment;

(3)	commission of, conviction of, or plea of nolo contendere to, any crime constituting a felony under the laws of the United States or any state thereof, or any other crime involving moral turpitude;

(4)	material breach of any provision of the employment agreement, the By-laws or any other written agreement with the Company;

(5)	engaging in misconduct that causes significant injury to the Company, financial or otherwise, or to its reputation; or

(6)	any act, omission or circumstance constituting cause under the law governing the employment agreement.

“Good Reason,” as defined in the employment agreements, means the Company:

(1)	materially reduces the officer’s title or responsibilities;

(2)	relocates its headquarters more than sixty (60) miles from their current location (unless the relocation results in the headquarters being closer to the officer’s residence);

(3)	materially reduces the officer’s base salary; or

(4)	breaches a material term of the officer’s employment agreement.

Good Reason must also meet the requirements for a good reason termination in accordance with Code Section 409A, and any successor statute, regulation and guidance thereto.

Director Compensation

For the year ended December 31, 2019, none of the non-employee directors were paid any cash compensation or received any stock-based compensation

Fees Earned or Paid in
	Cash(1)	Option Awards(2)	Total
David J. Chaplin, Ph.D.	$—	$—	$—
Simon C. Pedder, Ph.D.	$—	$—	$—
Donald R. Reynolds	$—	$—	$—

Bobby W. Sandage, Jr., Ph.D.	$—	$—	$—
William D. Schwieterman, M.D.	$—	$—	$—

(1)	Effective with quarterly board fees for the fourth quarter of 2017, the Board has suspended all cash payments for Board service until the Company’s financial position improved sufficiently to warrant reinstatement of these fees.

(2)	For the year ended December 31, 2019, we did not grant any stock options or shares to any of the non-employee directors. Although the initial terms of the options, when granted, provide that they vest one year subsequent to grant, pursuant to rules of the SEC the fair market value for the options granted represents the full value at the grant date only and the values do not take into account subsequent increases or decreases in actual value to the recipient. See Note 6 to our Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2018, for additional information regarding the assumptions used to determine the fair value of each of the option awards in this table. See also our discussion of stock-based compensation under “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies and Significant Judgments and Estimates” in our Annual Report on Form 10-K for the year ended December 31, 2019.

The following is a description of the standard compensation arrangements under which our non-employee directors have been compensated for their service as directors, including as members of the various Committees of our Board.

Fees. In October 2016, the Board amended and restated its director compensation policy (as amended and restated, the “2016 Director Compensation Policy”). In accordance with the 2016 Director Compensation Policy, the following cash fees are payable to non-employee directors quarterly in arrears at the end of each quarter:

Board or Committee of Board	Annual Cash Retainer Amount
Member of the Board	$40,000
Chairperson of the Board (in addition to compensation as a Member of the Board)	$20,000
Chairperson of Audit, Compensation and Nominating and Governance Committee (in addition to compensation as a Member of the Board and as a member of the respective committee)	$3,000
Audit Committee Member (in addition to compensation as a Member of the Board)	$5,000
Compensation and Nominating and Governance Committee Member (in addition to compensation as a Member of the Board).	$3,000

A new non-employee director joining the Board during the course of the year on a date other than the first day of the fiscal quarter would receive his or her cash compensation for that quarter pro-rated. In October 2017, the Board suspended all cash payments for Board service until the Company’s financial position improved sufficiently to warrant reinstatement of cash fees. Such payments have been reinstated commencing January 1, 2020.

The Board intends to re-evaluate compensation, including non-employee director compensation, following the reconstitution of its Compensation Committee.

Equity Grants.

In accordance with the 2016 Director Compensation Policy, on the date of each annual meeting, each non-employee director was granted a non-qualified stock option to purchase shares of our common stock valued at $40,000 on the date of grant, which will vest in full one year from the grant date, subject to the applicable director’s continued service on the Board as of the vesting date. Since none of the non-employee directors were not directors at the annual meeting in 2019, none of the non-employee directors were eligible for any option grants for the year ended December 31, 2019.

A new non-employee director joining the Board was granted an option to purchase shares of our common stock valued at $50,000 on or shortly after the first date of his or her service, which will vest over a three-year period subject to the director’s continued service on the Board as of each vesting date.

Each option granted under the 2016 Director Compensation Policy had an exercise price equal to the closing price of our common stock on the applicable trading market on the date of grant, or if the date of grant is not a trading day, the closing price on the next trading day following the date of grant, and each option will have a term of six years. The number of options to be received under the 2016 Director Compensation Policy will be calculated using the Black-Scholes valuation method.

Options granted pursuant to the 2016 Director Compensation Policy are subject to the terms and conditions of the applicable stock plan. Under the terms of the 2015 Incentive Plan and the 2017 Incentive Plan, directors may be granted shares of common stock, stock-based awards, and/or stock options to purchase shares of common stock.

The Board intends to re-evaluate compensation, including non-employee director compensation, following the reconstitution of its Compensation Committee.

Committees of the Board of Directors

Our Board currently has three standing committees which consist of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee (collectively, the “Committees”), each of which has the composition and responsibilities described below. Members will serve on these committees until their resignation or as otherwise determined by our Board. Due to the resignations of several directors of the Board in 2019 and in connection with the Merger, the full Board acted on behalf of the Committees until the appropriate director candidates were selected and appointed by the Board. With the appointment of both Dr. Maida and Mr. King effective May 11, 2020, the Committees have been reconstituted effective that same date.

Audit Committee

As of May 11, 2020, the members of the Audit Committee consist of Mr. Diamond who serves as Committee Chair and Dr. Maida. The Board has determined that Mr. Diamond is an “audit committee financial expert,” as the SEC has defined that term in Item 407 of Regulation S-K.

Our Audit Committee has the authority to retain and terminate the services of our independent registered public accounting firm, reviews our annual financial statements, considers matters relating to accounting policy and internal controls, and reviews the scope of our annual audits.

The Board has adopted a charter for the Audit Committee, which is reviewed and reassessed annually by the Audit Committee. A copy of the Audit Committee’s written charter is publicly available on our website at www.mateon.com. All of the members of our Audit Committee are qualified as independent under the definition as established in the OTC Market Rules and all members are financially literate.

Compensation Committee

As of May 11, 2020, the members of the Compensation Committee consist of Dr. Maida who serves as Committee Chair and Mr. King.

The Compensation Committee’s responsibilities include making recommendations to the Board regarding the compensation philosophy and compensation guidelines for our executives, the role and performance of our executive officers, and appropriate compensation levels for our Chief Executive Officer (or “CEO”), which are determined without the CEO present, and other executives based on a comparative review of compensation practices of similarly situated businesses. The Compensation Committee also makes recommendations to the Board regarding the design and implementation of our compensation plans and the establishment of criteria and the approval of performance results relative to our incentive plans. Our Compensation Committee also administers our 2005 Stock Plan, our 2015 Equity Incentive Plan and our 2017 Equity Incentive Plan. Each member of the Compensation Committee qualifies as independent under the definition promulgated by The NASDAQ Stock Market and qualifies as a “Non-Employee Director” within the meaning of Rule 16b-3 under the Exchange Act.

The Compensation Committee reviews and assesses the three main components of each named executive officer’s compensation: base salary, incentive compensation, and equity compensation. Adjustments to base salary are generally only made when there has been a change in the scope of the responsibilities of the named executive officer or when, based on a review of the base salary component of executive officers in companies of a similar size and stage of development, the Compensation Committee members believe that an adjustment is warranted in order to remain competitive. The executive management of the Company determines and agrees with the Compensation Committee on its corporate goals and objectives for the ensuing year. At the end of each year, the attainment of each objective is assessed and incentive awards may be made to each executive based on his or her contribution to achieving the objectives. Awards are made based on either provision of an executive’s employment agreement, or an assessment of each executive’s equity compensation position relative to the Company’s other executives.

The Compensation Committee also typically reviews our director compensation on at least an annual basis. The Compensation Committee has the authority to directly retain the services of independent consultants and other experts to assist in fulfilling its responsibilities. Currently there are no independent compensation consultants retained by the Company.

Nominating and Governance Committee

As of May 11, 2020, the members of the Compensation Committee consist of Mr. King who serves as Committee Chair and Dr. Maida.

The Nominating and Governance Committee’s responsibilities include making recommendations to the full Board as to the size and composition of the Board and making recommendations as to particular nominees to the Board. All members of the Nominating and Governance Committee qualify as independent under the definition promulgated by The NASDAQ Stock Market.

Director Independence

Our Board of Directors has reviewed the composition of our Board of Directors and its committees and the independence of each director. Based upon information requested from and provided by each director concerning his background, employment and affiliations, including family relationships, our Board of Directors has determined that each of our directors, with the exception of Dr. Schwieterman and Dr. Chaplin, is an “independent director” as defined under Rule 5605(a)(2) of the Nasdaq Listing Rules.

Board Attendance at Board of Directors, Committee and Stockholder Meetings

Our Board met five times and acted by unanimous written consent three times during the fiscal year ended December 31, 2019. As previously mentioned, our committees did not meet during 2019, instead the full Board met and acted on their behalf during the fiscal year ended December 31, 2019. Each of our directors serving during fiscal 2019 attended at least 75% of the meetings of the Board and the committees of the Board upon which such director served that were held during the term of his service.

Although we do not have a formal policy regarding attendance by members of the Board at our annual meeting of stockholders, directors are encouraged to attend.

Board Leadership Structure

Our Board has the discretion to determine whether to separate or combine the roles of Chair of the Board and Chief Executive Officer. Dr. Trieu has served in both roles since his appointment to the Board after the reverse merger with Oncotelic and our Board continues to believe that his combined role is most advantageous to the Company and its stockholders. Dr. Trieu possesses in-depth knowledge of the issues, opportunities and risks facing us, our business and our industry and is best positioned to fulfill the Board Chair’s responsibility to develop meeting agendas that focus the Board’s time and attention on critical matters and to facilitate constructive dialogue among Board members on strategic issues.

In addition to Dr. Trieu’s leadership, the Board maintains effective independent oversight through a number of governance practices, including, open and direct communication with management, input on meeting agendas, and regular executive sessions.

Risk Oversight

Our Board oversees a company-wide approach to risk management, determines the appropriate risk level for us generally, and assesses the specific risks faced by us to reviews the steps taken by management to mitigate those risks. Although our Board has ultimate oversight responsibility for the risk management process, its committees oversee risk in certain specified areas.

Specifically, our Compensation Committee is responsible for overseeing the management of risks relating to our executive compensation plans and arrangements, and the incentives created by the compensation awards it administers and our Audit Committee oversees management of enterprise risks and financial risks, as well as potential conflicts of interests. The Board will be responsible for overseeing the management of risks associated with the independence of our Board.

Compensation Committee Interlocks and Insider Participation

Prior to the merger of the Company with Oncotelic, none of the members of our Compensation Committee had been employed by us in the last completed fiscal year. In addition, none of our executive officers, except Dr. Trieu, served as a member of the Board or Compensation Committee, or other committee serving an equivalent function, of any entity that has an executive officer who serves on our Board or Compensation Committee during 2019. After the merger of the Company with Oncotelic, our Chief Executive Officer, Dr. Trieu is a control person of Autotelic, Inc.

Also, Mr. Steven King, is the CEO of Edgepoint Inc., an AI company that is a subsidiary of the Company. Dr. Maida is currently consulting with the Company in regards to its planned trials for COVID-19.

Corporate Code of Ethics

We have adopted a Corporate Code of Conduct and Ethics (the “Code of Conduct”) that applies to all of our employees, including our CEO and CFO. The text of the Code of Conduct has been filed as an exhibit to our Annual Report on Form 10-K for the year ended December 31, 2014, and is posted on our website at www.mateon.com. Disclosure regarding any amendments to, or waivers from provisions of the code of conduct and ethics that apply to our directors and principal executive and financial officers will be included in a Current Report on Form 8-K within four business days following the date of the amendment or waiver.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, executive officers and persons who own more than 10% of our common stock to file with the SEC and us initial reports of beneficial ownership and reports of changes in beneficial ownership of our common stock and other equity securities. For these purposes, the term “other equity securities” would include options granted under the Company’s 2005 Stock Plan (the “2005 Stock Plan”), the Company’s 2015 Equity Incentive Plan (the “2015 Plan”) and the Company’s 2017 Equity Incentive Plan (the “2017 Plan”). To our knowledge, based solely on a review of the forms and written representations received by us from our Section 16 reporting persons, during the fiscal year ended December 31, 2019, all Section 16(a) filing requirements applicable to the reporting persons were properly and timely satisfied.

ADDITIONAL INFORMATION

Stockholder Proposals

The Board has not yet determined the date on which our next annual meeting of Stockholders will be held. Any proposal by a Stockholder intended to be presented at the Company’s next annual meeting of stockholders must be received at the Company’s offices in a reasonable amount of time prior to the date on which the information or proxy statement for that meeting is mailed to Stockholders in order to be included in the Company’s information or proxy statement relating to that meeting.

Delivery of Information to a Shared Address

If you and one or more Stockholders share the same address, it is possible that only one Consent Solicitation Statement was delivered to your address. Any registered Stockholder who wishes to receive a separate copy of this Consent Solicitation Statement at the same address now or in the future may mail a request to receive separate copies to the Company at 23937 Agoura Road, Suite 107 Agoura Hills, California 91301, or call the Company at (650) 635-7000 and the Company will promptly deliver the Consent Solicitation Statement to you upon your request. Stockholders who received multiple copies of this Consent Solicitation Statement at a shared address and who wish to receive a single copy may direct their request to the same address.

Where You Can Find More Information about the Company

The Company files annual, quarterly and current reports, proxy statements and other information with the SEC. You can review and download copies of those materials on the website of the SEC, at www.sec.gov, or in the “SEC filings” section of our website at www.mateon.com.

Experts

The consolidated financial statements of Mateon Therapeutics, Inc. as of and for the years ended December 31, 2019 and 2018 have been incorporated by reference herein, in reliance upon the reports of Squar Milner LLP, an independent registered public accounting firm, appearing in our Annual Report on Form 10-K filed on May 14, 2020, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The audited financial statements for Oncotelic, Inc. as of and for the years ended December 31, 2018 and 2017 and the unaudited pro forma condensed combined financial statements of Mateon Therapeutics, Inc as of December 31, 2018 have been incorporated by reference herein, in reliance upon the reports of Squar Milner LLP, an independent registered public accounting firm, appearing as Exhibit 23.1 to our in Amendment No. 1 to the Current Report on Form 8-K, filed on July 8, 2019 incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The audited financial statements for PointR Data, Inc. as of and for the years ended December 31, 2018 and 2017 and the unaudited pro forma condensed combined financial statements of Mateon Therapeutics, Inc as of September 30, 2019 and December 31, 2018 have been incorporated by reference herein, in reliance upon the reports of Squar Milner LLP, an independent registered public accounting firm, appearing as Exhibit 23.1 to our in Amendment No. 1 to the Current Report on Form 8-K, filed on January 17, 2020, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing, and in reliance upon the reports of Chugh CPAs LLP, an independent registered public accounting firm, appearing as Exhibit 23.2 to our in Amendment No. 1 to the Current Report on Form 8-K, filed on January 17, 2020, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

Because we have elected to save the expense associated with holding a special meeting of our Stockholders, there will be no meeting whereby Squar Milner LLP will be provided an opportunity to make a statement if he or she so desires or be available to respond to appropriate questions.

Incorporation by Reference

The SEC allows the Company to “incorporate by reference” into this Consent Solicitation Statement documents it files with the SEC. This means that the Company can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this Consent Solicitation Statement, and later information that the Company filed with the SEC as specified below will update and supersede that information. Except to the extent that information is deemed furnished and not filed pursuant to securities laws and regulations, the Company incorporates by reference the following:

●	This Consent Solicitation Statement incorporates by reference the following sections of our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, as filed with the SEC on May 14, 2020:

	●	Item 7A, “Quantitative and Qualitative Disclosures about Market Risk”;
	●	Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations;”
	●	Item 8, “Financial Statements and Supplementary Data;” and
	●	Item 9, “Changes in and Disagreements with Accountants on Accounting and Financial Disclosure”.

●	Our Current Report on Form 8-K, filed on April 25, 2019, as amended July 8, 2019, including all exhibits thereto; and
●	Our Current Report on Form 8-K, filed on November 12, 2019, as amended January 17, 2020, including all exhibits thereto.

Copies of the Corporation’s reports which are incorporated by reference into this Consent Solicitation Statement are being delivered to shareholders with this Consent Solicitation Statement.

The Company undertakes to provide without charge to each person to whom a copy of this Consent Solicitation Statement has been delivered, upon written or oral request, by first class mail or other equally prompt means and within one business day of receipt of such request, a copy of any or all of the documents incorporated by reference in this Consent Solicitation Statement, other than the exhibits to these documents, unless the exhibits are specifically incorporated by reference into the information that this Consent Solicitation Statement incorporates. You may obtain documents incorporated by reference by requesting them in writing or by telephone at the following address and telephone number:

By Order of the Board of Directors,

/s/ VUONG TRIEU
Vuong Trieu
Chief Executive Officer and President
Agoura Hills, CA [●], 2020

ANNEX A

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION OF

MATEON THERAPEUTICS, INC.

Vuong Trieu and Amit Shah hereby certify that:

A.	They are the duly elected and acting Chief Executive Officer and Secretary of Mateon Therapeutics, Inc., a Delaware corporation.

B.	The original Certificate of Incorporation for the corporation, which was named Oxigene, Inc., was filed with the Delaware Secretary of State on July 9, 1992.

C.	Resolutions amending and restating the corporation’s Certificate of Incorporation, were duly adopted in accordance with the provisions of Sections 245 and 242 of the General Corporation Law of the State of Delaware (the “DGCL”) by the directors and stockholders of the corporation.

The Certificate of Incorporation of the corporation is hereby amended and restated to read in its entirety as follows:

1.	The name of this corporation is Oncotelic, Inc. (the “Corporation”).

2.	The address of the registered office of the Corporation in the State of Delaware is 160 Greentree Drive, Suite 101. The name of the registered agent of the Corporation at such address is National Registered Agents, Inc.

3.	The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL.

4.	The Corporation is authorized to issue Common Stock and Preferred Stock.

The total number of shares this Corporation shall have authority to issue is Seven Hundred Sixty-Five Million (765,000,000) shares. Seven Hundred Fifty Million (750,000,000) shares shall be designated Common Stock and shall have a par value of $0.01 per share. Fifteen Million (15,000,000) shares shall be designated Preferred Stock and shall have a par value of $0.01 per share.

The Preferred Stock may be issued from time to time in one or more series. The board of directors of the Corporation (the “Board of Directors”) is hereby authorized, subject to limitations prescribed by law, to fix by resolution or resolutions the designations, powers, preferences, and rights and the qualifications, limitations, or restrictions of each such series of Preferred Stock, including without limitation, authority to fix by resolution or resolutions the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), redemption price or prices, and liquidation preferences of any wholly unissued series of Preferred Stock, and the number of shares constituting such series and the designation thereof. The Board of Directors is further authorized to increase (but not above the total number of authorized shares of the class) or decrease (but not below the number of shares of any such series then outstanding) the number of shares of any series, the number of which was fixed by it, subsequent to the issue of shares of such series then outstanding, subject to the powers, preferences, and rights and the qualifications, limitations, and restrictions thereof stated in the resolution of the Board of Directors originally fixing the number of shares of such series. If the number of shares of any series is so decreased, then the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

5.	Meetings of stockholders may be held within or without the State of Delaware, as the bylaws of the Corporation (the “Bylaws”) may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws.

6.	Election of directors need not be by written ballot unless the Bylaws shall so provide. The right to cumulate votes in the election of directors shall not exist with respect to shares of stock of the Corporation. Vacancies created by newly created directorships, created in accordance with the Bylaws, may be filled by the vote of a majority, although less than a quorum, of the directors then in office or by a sole remaining director

7.	To the fullest extent permitted by law, a director of the Corporation shall not be personally liable to the Corporation or to its stockholders for monetary damages for any breach of fiduciary duty as a director. No amendment to, modification of, or repeal of this paragraph 7 shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

8.	The Corporation shall indemnify, advance expenses, and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (a “Covered Person”) who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such Covered Person. Notwithstanding the preceding sentence, except for claims for indemnification (following the final disposition of such Proceeding) or advancement of expenses not paid in full, the Corporation shall be required to indemnify a Covered Person in connection with a Proceeding (or part thereof) commenced by such Covered Person only if the commencement of such Proceeding (or part thereof) by the Covered Person was authorized in the specific case by the Board of Directors. Any amendment, repeal or modification of this paragraph 8 shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.

9.	The Corporation shall have the right, subject to any express provisions or restrictions contained in the Certificate of Incorporation of the Corporation or the Bylaws, from time to time, to amend, alter or repeal any provision of the Certificate of Incorporation in any manner now or hereafter provided by law, and all rights and powers of any kind conferred upon a director or stockholder of the Corporation by the Certificate of Incorporation or any amendment thereof are conferred subject to such right.

10.	In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to adopt, amend or repeal any or all of the Bylaws of the Corporation; provided however, that the grant of such power to the Board of Directors shall neither divest the stockholders of power, nor limit their power.

11.	Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by law, be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim for breach of a fiduciary duty owed by any director, officer, employee or agent of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL, the Certificate of Incorporation or the Bylaws or (iv) any action asserting a claim governed by the internal affairs doctrine. The forum selection provision does not apply to investor claims that arise outside of the internal affairs of the corporation, such as securities claims arising out of a violation of the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended. Any person or entity purchasing or otherwise acquiring any interest in shares of stock of the Corporation shall be deemed to have notice of and consented to the provisions of the paragraph.

IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate of Incorporation to be signed by its Chief Executive Officer and Secretary, on [DATE].

Vuong Trieu, Chief Executive Officer

Amit Shah, Secretary

ANNEX B

MATEON THERAPEUTICS, INC.

WRITTEN CONSENT SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF MATEON THERAPEUTICS, INC.

The undersigned hereby acknowledges receipt of a copy of the accompanying Notice of Consent Solicitation and the Consent Solicitation Statement of Mateon Therapeutics, Inc. (the "*Company*") dated [•], 2020 and hereby revokes any consent or consents heretofore given. This consent may be revoked at any time before 5:00 P.M., Pacific Time), on [•], 2020, unless the solicitation period is shortened or extended by the Company in its sole discretion ("*Expiration Date*"). The undersigned, as holder of shares of the Company's common stock, par value $0.01 per share, ("*Common Stock*"), hereby takes the following actions with respect to all shares of Common Stock held by him, her or it as follows:

[X] Please mark your votes as indicated in this example.

This Written Consent, when properly executed and returned to the Company, will be voted in the manner directed herein by the undersigned. IF NO DIRECTION IS MADE FOR THE PROPOSAL, THIS CONSENT, IF SO EXECUTED AND RETURNED, WILL BE VOTED FOR THE PROPOSAL. When shares of Common Stock are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, give full legal title as such. If a corporation, sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

ALL CONSENTS MUST BE RECEIVED BY 5:00 P.M., PACIFIC TIME, ON THE EXPIRATION DATE.

IMPORTANT: This Consent Card must be signed exactly as your name appears hereon. If more than one name appears, all persons so designated should sign. Attorneys, executors, administrators, trustees and guardians should indicate their capacities. If the signer is a corporation, please print full corporate name and indicate capacity of duly authorized officer executing on behalf of the corporation. If the signer is a partnership, please print full partnership name and indicate capacity of duly authorized person executing on behalf of the partnership.

Dated: ________________________, ______

____
(Print Name of Stockholder)

____
(Signature of Stockholder)

____
(Second Signature if held jointly)

IMPORTANT: PLEASE COMPLETE, SIGN, AND DATE YOUR WRITTEN CONSENT PROMPTLY

AND RETURN IT IN THE ENVELOPE PROVIDED TO:

Attention: Corporate Secretary
23937 Agoura Road, Suite 107
Agoura Hills, California 91301

Your executed written consent can also be sent via email in PDF form to ashah@oncotelic.com.

Your written consent should be received by the Company on or before [•], 2020.

MATEON THERAPEUTICS, INC.

WRITTEN CONSENT SOLICITED ON BEHALF OF
THE BOARD OF DIRECTORS OF MATEON THERAPEUTICS, INC.

The undersigned hereby acknowledges receipt of a copy of the accompanying Notice of Consent Solicitation and the Consent Solicitation Statement of Mateon Therapeutics, Inc. (the "*Company*") dated [•], 2020 and hereby revokes any consent or consents heretofore given. This consent may be revoked at any time before 5:00 P.M., Pacific Time, on [•], 2020, unless the solicitation period is shortened or extended by the Company in its sole discretion ("*Expiration Date*"). The undersigned, as holder of shares of the Company's Series A Convertible Preferred Stock ("*Preferred Stock*"), hereby takes the following actions with respect to all shares of Preferred Stock held by him, her or it as follows:

[X] Please mark your votes as indicated in this example.

This Written Consent, when properly executed and returned to the Company, will be voted in the manner directed herein by the undersigned. IF NO DIRECTION IS MADE FOR THE PROPOSAL, THIS CONSENT, IF SO EXECUTED AND RETURNED, WILL BE VOTED FOR THE PROPOSAL. When shares of Preferred Stock are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, give full legal title as such. If a corporation, sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

ALL CONSENTS MUST BE RECEIVED BY 5:00 P.M., PACIFIC TIME, ON THE EXPIRATION DATE.

IMPORTANT: This Consent Card must be signed exactly as your name appears hereon. If more than one name appears, all persons so designated should sign. Attorneys, executors, administrators, trustees and guardians should indicate their capacities. If the signer is a corporation, please print full corporate name and indicate capacity of duly authorized officer executing on behalf of the corporation. If the signer is a partnership, please print full partnership name and indicate capacity of duly authorized person executing on behalf of the partnership.

Dated: ________________________, ______

____

(Print Name of Stockholder)

____

(Signature of Stockholder)

____

(Second Signature if held jointly)

IMPORTANT: PLEASE COMPLETE, SIGN, AND DATE YOUR WRITTEN CONSENT PROMPTLY

AND RETURN IT IN THE ENVELOPE PROVIDED TO:

Attention: Corporate Secretary
23937 Agoura Road, Suite 107
Agoura Hills, California 91301

Your executed written consent can also be sent via email in PDF form to ashah@oncotelic.com.

Your written consent should be received by the Company on or before [●], 2020.